UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2011

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan		48083
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Syntel, Inc. (“Syntel”) held its annual meeting of shareholders on Tuesday, June 7, 2011 (the “Meeting”). As of the record date for the Meeting, April 12, 2011, there were 41,744,229 shares of Syntel’s common stock outstanding and entitled to vote. There were 40,204,804 shares of Syntel’s common stock represented in person or by proxy at the Meeting. The final vote of the shareholders on the proposals presented at the Meeting follows:

Proposal 1: The following nominees, constituting the entirety of Syntel’s Board of Directors, were elected to serve for one year terms lasting until the next annual meeting of shareholders in 2012:

	Number of Shares
	FOR	WITHHELD	BROKER NON-VOTES

Paritosh K. Choksi	39,112,046	321,381	771,377
Bharat Desai	39,003,503	429,924	771,377
Thomas Doke	39,336,321	97,106	771,377
Rajesh Mashruwala	39,254,098	179,329	771,377
George R. Mrkonic, Jr.	39,227,682	205,745	771,377
Prashant Ranade	39,117,964	315,463	771,377
Neerja Sethi	39,011,221	422,206	771,377

Proposal 2: The compensation of the named executive officers received advisory approval:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

38,865,893	203,885	363,649	771,377

Proposal 3: The frequency of votes on named executive officer compensation received advisory approval for holding the vote every three years:

Number of Shares
ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES

11,007,000	114,254	27,950,329	361,844	771,377

Syntel has determined to follow the shareholders’ recommendation on the frequency of shareholder advisory votes on named executive compensation and will hold advisory votes on its named executive compensation every three years, with the next vote in 2014, until the next vote on frequency, which will be no later than Syntel’s Annual Meeting of Shareholders in 2017.

Proposal 4: The appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for fiscal year 2011 was ratified:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

40,157,625	46,113	1,066	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	June 8, 2011	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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